Standard Register

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1486 (fax)

Shaun C. Smith · 937.221.1504

www.standardregister.com

shaun.smith@standardregister.com

For Release on July 30, 2010 at 8:00AM EDT

Standard Register Reports Second Quarter 2010 Financial Results

Second Quarter Results Improved From First Quarter

DAYTON, Ohio (July 30, 2010) – Standard Register (NYSE: SR) today announced its financial results for the second quarter, which ended July 4, 2010.  For the quarter, the Company reported revenue of $164.7 million and a breakeven on a per share basis, or a net loss of $0.1 million. The second quarter results compare to last year’s revenue of $171.0 million and a net profit of $3.2 million, or $0.11 per share.  Through the first half, the Company reported revenue of $332.1 million and a net loss of $0.9 million, or $0.03 per share.  The first half results compare to last year’s revenue of $345.6 million and a net loss of $7.8 million, or $0.27 per share.

Results from Operations

Stabilization of revenue continued across most business units during the quarter with the Emerging and Industrial market segments reporting growth relative to the prior year at four and nineteen percent respectively.  Although revenue declines lessened in Financial Services, instability within the segment and technology automation continues to create unit declines in printed products that are only partially offset by new customer growth. Healthcare revenues fell below expectations as core document management printed solutions eroded due to technology advancements and pricing pressures associated with bringing on new contracts, and labels and patient identification solutions did not make up for those declines.

“Although Healthcare revenues came short of expectations, I am confident that we are on track with our overall strategy,” stated Joseph Morgan, president and chief executive officer.  “Through the first half of the year, we closed 47 new contracts, 25 of which were associated with the Novation agreement that was signed last year.  We are also seeing record deals in technology solutions supporting our intent to expand our offering in this area.  It is imperative that we grow share now in order to allow us to transform our Healthcare portfolio towards more durable solutions for the future.”

Gross margin for the Company as a percent of revenue was 31.4 percent for the quarter versus 31.7 percent in the prior year.  The major difference between the two periods was a favorable LIFO adjustment, which was $0.2 million for the current quarter versus a favorable $0.8 million during the same period last year.  The first half results were very similar, as gross margin was 31.7 percent for the current year versus 31.4 percent during the prior year.  Again, the LIFO adjustment was the primary difference between the two periods with the current period at $1.9 million versus $0.7 million for the prior year.  The cost containment portions of the MyC3 initiative, announced last year, allowed the Company to maintain the gross margin from operations despite the lower revenue units.

MyC3 savings efforts in Selling General and Administrative expenses funded investments in technology, materials science, and key expertise to support our market development.  Also, during the prior year we experienced a reversal of incentive compensation related to the first half 2009 results that was not repeated during the current year.  Overall, these changes resulted in a net $2.2 million increase for the quarter and $4.6 million through the first half.

“The personnel investments we made during the quarter to support Healthcare, Financial and Industrial are examples of how we continue to advance our market expertise within these segments,” said Morgan. “The industry knowledge provided by these resources will allow us to accelerate our overall transformation efforts in order to take advantage of the opportunities that exist within these markets.”

The breakeven results in the second quarter of 2010 included $4.7 million of pension loss amortization, or $0.10 per share after tax and $1.0 million of restructuring, or $0.02 per share after tax.  Excluding these items, non-GAAP adjusted net income was $3.3 million, or $0.12 per share, for the second quarter of 2010 compared with non-GAAP adjusted net income of $5.6 million, or $0.19 per share for the prior year.  The first half of 2010 included $9.3 million of pension loss amortization, or $0.19 per share after tax and $1.5 million of restructuring, or $0.03 per share after tax.  Excluding these items, non-GAAP adjusted net income was $5.6 million, or $0.19 per share, for the first half of 2010 compared with non-GAAP adjusted net income of $9.7 million, or $0.33 per share for the prior year.

Capital expenditures were $10.6 million through the first half utilizing a combination of $4.3 million in cash and $6.3 million through operating and capital lease agreements.  Capital expenditures are expected to end the year in the $17-19 million range.  During the second quarter, the Company purchased the assets of Fusion Graphics, Inc. for approximately $2.5 million.

“The acquisition of Fusion Graphics is another example of our market focused transformation, in that it allows us to broaden our intellectual property portfolio and enhance our material science capabilities while remaining focused on the markets we serve,” noted Morgan.

Pension funding was $13.5 million through six months with an additional $15.5 million planned for the balance of the year.  Non-GAAP cash flow on a net debt basis was $10.9 million negative for the first half, primarily due to increases in working capital and the Fusion Graphics acquisition.

Dividend

On Thursday, July 29, 2010, Standard Register’s board of directors declared a quarterly dividend of $0.05 per share payable on September 10, 2010, to shareholders of record as of August 27, 2010.  The board will consider future dividend payments on a quarter-by-quarter basis in accordance with its normal practice.

Conference Call

Standard Register’s President and Chief Executive Officer Joe Morgan and Chief Financial Officer Bob Ginnan will host a conference call at 10:00 a.m. EDT on July 30, 2010, to review the second quarter results.  The call can be accessed via an audio web cast accessible at: http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate.  Employing nearly a century of industry expertise, Lean Six Sigma methodologies and other leading technologies, the Company helps organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape. The Company offers document and label solutions, technology solutions, consulting and print supply chain services to help clients manage documents throughout their enterprises.  More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. All statements regarding our expected future financial condition, revenues or revenue growth, projected costs or cost savings, cash flows and future cash obligations, dividends, capital expenditures, business strategy, competitive positions, market shares, growth opportunities for existing products or products under development, and objectives of management are forward-looking statements that involve certain risks and uncertainties. In addition, forward-looking statements include statements in which we use words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events. These forward-looking statements are based on current expectations and estimates. We cannot assure you that such expectations will prove to be correct. The Company undertakes no obligation to update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. Because such statements deal with future events, actual results for fiscal year 2010 and beyond could differ materially from our current expectations.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, results of the MyC3 initiative and other cost-containment strategies, and the Company’s success in attracting and retaining key personnel. Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended January 3, 2010.

Non-GAAP Measures Presented in This Press Release

The Company reports its results in accordance with Generally Accepted Accounting Principles in the United States (GAAP). However, we believe that certain non-GAAP measures found in this press release, when presented in conjunction with comparable GAAP measures, are useful for investors. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included, not in accordance with generally accepted accounting principles. We discuss several measures of operating performance including adjusted net income and earnings per share and cash flow on a net debt basis which are not calculated in accordance with GAAP. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Management evaluates the Company’s results excluding pension loss amortization, pension settlements, restructuring charges, and asset impairments. We believe that this non-GAAP financial measure is useful to investors because it provides a more complete understanding of our current underlying operating performance, a clearer comparison of current period results with past reports of financial performance, and greater transparency regarding information used by management in its decision making. Internally, management and our Board of Directors use this non-GAAP measure to evaluate our business performance and to establish incentive compensation.

In addition, because our credit facility is borrowed under a revolving credit agreement, which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivables, inventories, and letters of credit), we take the measure of cash flow performance prior to borrowing or repayment of the credit facility. In effect, we evaluate cash flow as the change in net debt (credit facility debt less cash and cash equivalents).

The table below provides a reconciliation of these non-GAAP measures to their most comparable measure calculated in accordance with GAAP.

		THE STANDARD REGISTER COMPANY
		STATEMENT OF OPERATIONS
		(Dollars in thousands, except per share amounts)
Second Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		26 Weeks Ended	26 Weeks Ended
4-Jul-10	28-Jun-09		4-Jul-10	28-Jun-09
$ 164,682	$ 171,015	TOTAL REVENUE	$ 332,105	$ 345,635
112,964	116,833	COST OF SALES	226,778	237,218
51,718	54,182	GROSS MARGIN	105,327	108,417
		COSTS AND EXPENSES
50,508	48,270	Selling, general and administrative	104,653	100,057
-	-	Pension settlement losses	-	19,747
-	850	Asset impairments	-	850
1,026	(394)	Restructuring and other exit costs	1,458	207
51,534	48,726	TOTAL COSTS AND EXPENSES	106,111	120,861
184	5,456	INCOME (LOSS) FROM OPERATIONS	(784)	(12,444)
		OTHER INCOME (EXPENSE)
(601)	(333)	Interest expense	(991)	(636)
190	209	Other income	192	257
(411)	(124)	Total other expense	(799)	(379)
(227)	5,332	(LOSS) INCOME BEFORE INCOME TAXES	(1,583)	(12,823)

(117)	2,158	Income Tax (Benefit) Expense	(660)	(5,021)
$ (110)	$ 3,174	NET (LOSS) INCOME	$ (923)	$ (7,802)

28,912	28,833	Average Number of Shares Outstanding - Basic	28,893	28,816
28,912	28,834	Average Number of Shares Outstanding - Diluted	28,893	28,816
$ -	$ 0.11	BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ (0.03)	$ (0.27)
$ 0.05	$ 0.05	Dividends declared for the period	$ 0.10	$ 0.28
		MEMO:
$ 6,192	$ 6,201	Depreciation and amortization	$ 12,279	$ 12,420
$ 4,668	$ 3,546	Pension loss amortization	$ 9,336	$ 8,203

		SEGMENT OPERATING RESULTS
		(Dollars in thousands)
Second Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		26 Weeks Ended	26 Weeks Ended
4-Jul-10	28-Jun-09		4-Jul-10	28-Jun-09
		REVENUE
$ 43,406	$ 47,291	Financial Services	$ 88,120	$ 97,414
43,085	41,374	Emerging	83,307	83,637
86,491	88,665	Total Commercial	171,427	181,051
59,003	66,165	Healthcare	123,264	134,580
19,188	16,185	Industrial	37,414	30,004
$ 164,682	$ 171,015	Total Revenue	$ 332,105	$ 345,635
		GROSS MARGIN
$ 13,431	$ 13,658	Financial Services	$ 26,776	$ 28,401
11,383	11,049	Emerging	21,371	22,881
24,814	24,707	Total Commercial	48,147	51,282
21,461	24,195	Healthcare	45,002	48,247
5,230	4,447	Industrial	10,307	8,196
213	833	LIFO adjustment	1,871	692
$ 51,718	$ 54,182	Total Gross Margin	$ 105,327	$ 108,417
		OPERATING INCOME (LOSS)
$ 2,370	$ 2,025	Financial Services	$ 3,467	$ 4,727
(602)	(547)	Emerging	(2,920)	(894)
1,768	1,478	Total Commercial	547	3,833
4,062	7,078	Healthcare	8,024	12,567
(454)	314	Industrial	(1,149)	(573)
(5,603)	(3,538)	Unallocated	(9,005)	(28,650)
$ (227)	$ 5,332	Total Operating (Loss) Income	$ (1,583)	$ (12,823)

		BALANCE SHEET
		(Dollars in thousands)
			4-Jul-10	3-Jan-10
		ASSETS
		Cash and cash equivalents	$ 1,118	$ 2,404
		Accounts and notes receivable	105,744	108,524
		Inventories	29,803	33,625
		Other current assets	26,405	24,504
		Total current assets	163,070	169,057
		Plant and equipment	82,036	85,740
		Goodwill and intangible assets	8,905	6,557
		Deferred taxes	102,681	104,691
		Other assets	13,188	13,676
		Total assets	$ 369,880	$ 379,721
		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current portion long-term debt	$ 1,421	$ 35,868
		Other current liabilities	66,574	77,349
		Deferred compensation	6,782	7,699
		Long-term debt	49,222	-
		Retiree healthcare obligation	7,195	7,425
		Pension benefit obligation	186,295	202,146
		Other long-term liabilities	7,175	7,080
		Shareholders' equity	45,216	42,154
		Total liabilities and shareholders' equity	$ 369,880	$ 379,721

		CONSOLIDATED STATEMENTS OF CASH FLOWS
		(Dollars in thousands)
		(Unaudited)
			26 Weeks Ended
			4-Jul-10	28-Jun-09
		Net loss plus non-cash items	$ 20,447	$ 27,401
		Working capital	74	10,541
		Restructuring payments	(3,450)	(2,864)
		Contributions to qualified pension plan	(13,500)	(14,500)
		Other (1)	(4,036)	(7,084)
		Net cash (used in) provided by operating activities	(465)	13,494
		Capital expenditures, net	(4,346)	(5,036)
		Acquisition	(2,460)	-
		Proceeds from sale of equipment	65	-
		Net cash used in investing activities	(6,741)	(5,036)
		Net change in borrowings under credit facility	9,570	(378)
		Principal payments on long-term debt	(777)	(159)
		Dividends paid	(2,909)	(8,142)
		Other	61	105
		Net cash provided by (used in) financing activities	5,945	(8,574)
		Effect of exchange rate	(25)	74
		Net change in cash	$ (1,286)	$ (42)
(1) Includes deferred compensation an non-qualified pension payments and changes in other non-current assets and liabilities

		RECONCILIATION OF GAAP TO NON-GAAP MEASURES
		(Dollars in thousands, except per share amounts)
Second Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		26 Weeks Ended	26 Weeks Ended
4-Jul-10	28-Jun-09		4-Jul-10	28-Jun-09
$ (110)	$ 3,174	GAAP Net (Loss) Income	$ (923)	$ (7,802)
		Adjustments, net of tax:
2,814	2,138	Pension loss amortization	5,629	4,946
-	-	Pension settlement losses	-	11,905
619	275	Restructuring and impairment charges	879	637
$ 3,323	$ 5,587	Non-GAAP Net Income	$ 5,585	$ 9,686
$ -	$ 0.11	GAAP Income (Loss) Per Share	$ (0.03)	$ (0.27)
		Adjustments, net of tax:
0.10	0.07	Pension loss amortization	0.19	0.17
-	-	Pension settlement losses	-	0.41
0.02	0.01	Restructuring and impairment charges	0.03	0.02
$ 0.12	$ 0.19	Non-GAAP Income Per Share	$ 0.19	$ 0.33
		GAAP Net Cash Flow	$ (1,286)	$ (42)
		Adjustments:
		Credit facility paid (borrowed)	(9,570)	378
		Non-GAAP Net Cash Flow	$ (10,856)	$ 336